                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ---------------------

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                             ---------------------


      Date of Report (Date of earliest event reported): DECEMBER 19, 2001
                                                        -----------------



                            ACT Manufacturing, Inc.
                            -----------------------
            (Exact name of registrant as specified in its charter)



MASSACHUSETTS                       0-25560                 04-2777507
-----------------                 -----------           ------------------
(State or other                   (Commission             (IRS Employer
jurisdiction of                   File Number)          Identification No.)
incorporation)



  2 Cabot Road, Hudson, Massachusetts                 01749
  -----------------------------------------------------------
  (Address of principal executive offices)          (Zip Code)


  Registrant's telephone number, including area code: (978) 567-4000
                                                      --------------

ITEM 5.   OTHER EVENTS.
------    ------------

On December 19, 2001, ACT Manufacturing, Inc. (the "Company") announced that it had obtained and been operating last week under a Third Limited Waiver to its Credit Agreement with its domestic bank syndicate, which is led by The Chase Manhattan Bank. The limited waiver expired on December 14, 2001. The Company is currently in default under the Credit Agreement. The domestic bank syndicate has not agreed to any additional or extended waivers under the Credit Agreement, and the Company has fully utilized the available liquidity under the Credit Agreement. The Company's North American operations have very limited liquidity at this time. While the Company continues to pursue all alternatives, the Company has limited options available. Accordingly, the Company can provide no assurance that it will obtain any of the liquidity that it requires or any of the waivers or consents it requires from the domestic bank syndicate or other parties. The Company is considering, a number of actions, including additional layoffs at several locations and the possibility of seeking protection under the federal Bankruptcy Act, in order to preserve its assets and value.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

(c)      Exhibit.

  99.1   Press Release dated December 19, 2001.

                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ACT MANUFACTURING, INC.
                                 ---------------------------
                                 (Registrant)



Date: December 19, 2001          /s/ John A. Pino
                                 ----------------
                                 John A. Pino,
                                 President, Chief Executive Officer and
                                 Chairman

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                  Sequential
Number       Description                 Page Number
-------      -----------                 -----------

99.1         Press Release dated              5
             December 19, 2001